Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements give effect to the Business Combination, as defined below, under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). This transaction is between Global Partner Acquisition Corp., a public shell (“GPAC”), and Purple Innovation, LLC, an operating company (“Purple”). Purple’s parent, InnoHold, obtained voting control of GPAC. Although GPAC is the legal acquirer of Purple, InnoHold maintains control of Purple at the time of the transaction. Purple’s senior management comprises the senior management of the combined company and a majority of the directors of the company post-transaction are the previous investors in InnoHold and Purple or individuals identified by Purple for election to the Board. As such the net assets will be accounted for on a carryover basis with no goodwill or other intangible assets recorded. Operations prior to the merger will be those of Purple. This determination was primarily based on Purple comprising the ongoing operations of the combined company, Purple senior management comprising the senior management of the combined company, and the fact that a majority of directors of the combined company will be the owners of Purple or individuals identified by Purple for election to the board.

The historical financial information has been adjusted in these unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Business Combination,

(2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the post-Business Combination company. The unaudited pro forma condensed combined balance sheet is based on the historical audited balance sheet of Purple, and the historical audited balance sheet of GPAC, as of December 31, 2017 and has been prepared to reflect the Business Combination as if it occurred on December 31, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 combines the historical results of operations of Purple for the year ended December 31, 2017, with the historical results of operations for GPAC for the year ended December 31, 2017. The pro forma condensed combined statements of operations presented are prepared giving effect to the Business Combination as if it had occurred on January 1, 2017, the beginning of the fiscal year presented.

The unaudited pro forma condensed combined statement of operations information for the year ended December 31, 2017 was derived from Purple’s audited statement of operations, and GPAC’s audited statement of operations, for the year ended December 31, 2017, all as included elsewhere in this amended Current Report on Form 8-K/A or in the Form 10-K filed by GPAC for the year ended December 31, 2017.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Business Combination and the proposed related financing transactions been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The post-Business Combination company will incur additional costs after the Business Combination in order to satisfy its obligations as a fully reporting public company. In addition, the company anticipates the adoption of various stock compensation plans or programs that are typical for employees, officers and directors of public companies. No adjustment to the unaudited pro forma statement of operations has been made for these items as they are not directly related to the Business Combination and their amounts are not yet known.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto of Purple, included elsewhere in this amended Current Report on Form 8-K/A, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto of GPAC, included in GPAC’s Annual Report on Form 10-K for the year ended December 31, 2017.

Upon the closing of the Business Combination, shareholders representing 9,013,165 shares redeemed their shares and the Company entered into: (a) the PIPE financing issuing 4,000,000 new class A shares and assigning an aggregate of 1,293,750 Founder Shares (as that term defined in the amended Current Report on Form 8-K to which this is an exhibit) and an aggregate of 3,282,500 Sponsor Warrants (as that term defined in the Current Report on Form 8- K to which this is an exhibit) from the Sponsor to the PIPE investors in exchange for $40,000,000 and (b) the Purple Debt agreement for $25,000,000 in 12% five-year notes payable as described in Note 1, including the assignment of an aggregate of 2,500,000 Sponsor Warrants from the Sponsor to the lenders. The unaudited pro forma condensed combined financial statements have been prepared to reflect the redemptions of Common Stock and the PIPE and Purple Debt financings.

On October 9, 2017, Purple entered into a credit agreement with Wells Fargo Bank, National Association (“Wells Fargo”), for a $10 million secured revolving loan facility and Purple drew approximately $8.0 million under this facility. In connection with the closing of the Business Combination, the Wells Fargo facility was paid off in full and Purple entered into the $25.0 million Purple Debt agreement described in the previous paragraph. The payoff of the Wells Fargo revolving loan facility and its replacement with the Purple Debt is reflected in the pro forma information as a closing transaction in connection with the business combination.

Unaudited Pro Forma Condensed Combined Balance Sheet
as of December 31, 2017
(in thousands)

	Global Partner	Purple
	Acquisition	Innovation,	Pro Forma	Footnote	Pro Forma
	Corp.	LLC	Adjustments	Reference	Combined
Current assets:
Cash and cash equivalents	$220	$3,593	$121,648	3(b)	$42,509
			40,000	3(b)
			23,500	3(b)
			(90,617)	3(b)
			(8,000)	3(b)
			(38,801)	3(c)
			(2,260)	3(d)
			(7,340)	3(d)
			566	3(d)
Accounts receivable, net	—	4,182	—		4,182
Inventories, net	—	15,799	—		15,799
Prepaid expenses and other current assets	10	2,711	—		2,721
Total current assets	$230	$26,285	$38,696		$65,211
Cash and investments held in Trust Account	122,051	—	(121,648)	3(b)	—
Property and equipment, net			(403)	3(b)
	—	13,464	—		13,464
Intangible assets, net	—	1,267	—		1,267
Deferred tax asset, non-current	—	—	10,057	3(f)	10.057
Other assets	—	22	—		22
TOTAL ASSETS	$122,281	$41,038	$(73,298)		$90.021
LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$659	$21,131	$(690)	3(d)	$21,100
Accrued sales returns	—	4,825	—		4,825
Accrued expenses and other current liabilities	1,142	12,014	(403)	3(b)	12,355
			(398)	3(d)
Customer prepayments	—	3,213	—		3,213
Current portion of long-term obligations	—	29	—		29
Total current liabilities	$1,801	$41,212	$(1,491)		$41,522
Payable under tax agreement	—	—	6,077	3(f)	6,077
Deferred underwriting compensation	4,000	—	(2,260)	3(d)	—
Long-term obligations, net of current portion	—	8,117	(1,740)	3(d)	22,417
			22,300	3(b)
Other long-term liabilities	—	2,251	(8,000)	3(b)	2,251
			—
Total liabilities	$5,801	$51,580	$14,886		$72,267
Common stock subject to possible redemption	111,480	—	(111,480)	3(a)	—
Commitments and contingencies
Stockholders’ Equity (Deficit):
Preferred stock	—	—	—		—
Common stock	—	—	—	3(a)	—
Class A common stock	—	—	2	3(a)	1
			—	3(a)
			—	3(b)
			(1)	3(b)
Class B common stock	—	—	44	3(c)	44
Additional paid-in capital	6,827	—	111,478	3(a)	4,135
			40,000	3(b)
			(90,616)	3(b)
			1,200	3(b)
			(38,801)	3(c)
			443,042	3(c)
			(443,086)	3(c)
			(50,000)	3(c)
			1,740	3(d)
			(7,340)	3(d)
			1,654	3(d)
			(1,827)	3(e)
			(1,887)	3(e)
			3,980	3(f)
			27,771	3(g)
Members (deficit)	—	(10,542)	8,655	3(c)	—
			1,887	3(e)
Retained earnings	(1,827)	—	1,827	3(e)	—
Non-controlling interests (deficit)	—	—	50,000	3(c)	13,574
			(8,655)	3(c)
			(27,771)	3(g)
Total stockholders’ equity (deficit)	$5,000	$(10,542)	$23,296		$17,754
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$122,281	$41,038	$(73,298)		$90,021

See accompanying notes to unaudited condensed combined pro forma financial statements

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Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2017
(dollars in thousands except per share amounts)

	Global Partner Acquisition Corp.	Purple Innovation, LLC	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined (Assuming no Redemption of Common Stock)
Revenues, net	—	196,859	—		196,859
Cost of revenues	—	108,464	—		108,464

Gross profit	—	88,395	—		88,395

Operating expenses
Marketing and sales	—	79,139	—		79,139
General and administrative	2,220	13,229	(1,654)	4(a)	13,795
Research and development, other	—	1,397	—		1,397
Total operating expenses	2,220	93,765	(1,654)		94,331
Income (loss) from operations	(2,220)	(5,370)	1,654		(5,936)
Other income (expense)
Transaction fee income	2,500				2,500
Interest and other income (expense), net	929	(72)	(929)	4(b)	(3,531)
			81	4(c)
			(3,540)	4(c)
Income (loss) before income tax expense	1,209	(5,442)	(2,734)		(6,967)

Income tax expense	(406)	—	406	4(b)	477
			477	4(d)
Net income (loss)	$803	$(5,442)	$(1,851)		$(6,490)
Less: Non-controlling interests	—	—	5,713	4(e)	5,713

Income (loss) attributable to common stockholders	$803	$(5,442)	$3,861		$(778)
Weighted average common shares outstanding:
Basic	4,962,000		4,720,855	5(a)	9,682,855
Diluted	17,689,000		(8,006,145)	5(a)	9,682,855
Net income (loss) per share attributable: to common stockholders:
Basic	$0.16				$(0.08)
Diluted	$0.05				$(0.08)

See accompanying notes to unaudited condensed combined pro forma financial statements

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transaction

The Business Combination consists of a series of transactions pursuant to which GPAC acquired the Purple business through the merger of Merger Sub with and into Purple, with Purple being the survivor in the merger. GPAC’s name has been changed to Purple Innovation, Inc. (the “Company”).

The Business Combination involves a change to the capital structure of the Company. Each of the outstanding shares of common stock of the Company (“Common Stock”) remain outstanding and have been renamed as Class A common stock of the Company (“Class A Stock”), with the same voting and other rights currently represented by the shares of Common Stock. In addition, a new class of Class B common stock of the Company (“Class B Stock”) has been created. The Class B Stock has one vote per share, and votes together with the Class A Stock, but has no economic rights. As described further below, the Class B Stock has been issued to Innohold, LLC, Purple’s prior sole common equity holder (“InnoHold”).

In connection with the Business Combination, the current operating agreement of Purple has been amended to reflect the following:

●	The existing single class of common membership interests in Purple has been reclassified into two new classes of Units, Class A membership units (the “Class A Units”) and Class B membership units (the “Class B Units”). Each Class A Unit and Class B Unit has equal economic rights in Purple but different voting rights in Purple. The Class A Units are solely held by the Company and have all of the voting rights in Purple, and the Class B Units are, initially, solely held by InnoHold and have limited voting rights in Purple. The amended operating agreement appoints the Company as the sole managing member of Purple.

●	Pursuant to the Exchange Agreement (as defined in the Current Report on Form 8-K/A to which this is an exhibit) and the provisions of the amended operating agreement, following the lock-up period provided for in the Lock-Up Agreement (as defined in the Current Report on Form 8-K/A to which this is an exhibit), InnoHold is entitled to exchange one share of Class B Stock and one Class B Unit together for one share of Class A Stock (subject to the Company’s option to pay cash in lieu of issuing Class A Stock).

The changes to the Company’s capital structure and the restructuring of Purple described above are intended to allow InnoHold to receive the equity consideration payable in connection with the Business Combination in a tax- free manner and to allow each of the Company and InnoHold to benefit from certain expected increased depreciation and amortization tax deductions that may arise following an exchange of Class B Units and Class B Stock for Class A Stock.

On February 2, 2018 (the “Closing Date”), the Company consummated the business combination pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the registrant, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of the registrant (“Merger Sub”), Purple Innovation, LLC, a Delaware limited liability company (“Purple LLC”), InnoHold, LLC, a Delaware limited liability company and the sole equity holder of Purple LLC (“InnoHold”), and Global Partner Sponsor I LLC, solely in its capacity thereunder as the representative of GPAC after the consummation of the transactions contemplated by the Merger Agreement (the “Parent Representative” or the “Sponsor”), which provided for the registrant’s acquisition of Purple LLC’s business through a merger of Merger Sub with and into Purple LLC, with Purple LLC being the survivor in the merger (the “Business Combination,” and together with the other transactions contemplated by the Merger Agreement and agreements attached thereto as an exhibit, the “Transactions”).

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Pursuant to the terms of the Merger Agreement, the aggregate purchase price for the Business Combination and related transactions was approximately $482 million. The consideration paid to InnoHold consisted of a combination of cash and stock consideration. The aggregate cash consideration paid to InnoHold was approximately $38.8 million, consisting of (i) approximately $31.2 million of cash available to us from the Company’s trust account that holds the proceeds from the Company’s initial public offering (the “Trust Account”), after giving effect to redemptions and the Baleen Investment (discussed elsewhere), plus (ii) approximately $26.8 million of cash on hand at Purple LLC, including approximately $24.0 million of net proceeds received pursuant to the Coliseum Credit Agreement (discussed below), plus (iii) gross proceeds of approximately $40 million from the Coliseum Private Placement (discussed below), less (iv) certain transaction fees and expenses of approximately $9.2 million, including the payment of deferred expenses agreed to at the time of the Company’s initial public offering, less (v) approximately $50 million retained by Purple LLC for working capital needs. The remainder of the consideration paid to InnoHold consisted of equity consideration (“Equity Consideration”), including 44,071,318 newly issued shares of Company Class B Stock and 44,071,318 Purple LLC Class B Units.

The foregoing consideration paid to InnoHold may be further increased by amounts payable under the Tax Receivable Agreement. The Class B Stock together with an equivalent number of shares of Class B Units may be exchanged by the holders thereof for shares of Class A Stock, in accordance with the Exchange Agreement. In order to facilitate the Business Combination, GPAC’s Sponsor has agreed to the cancellation of approximately 1,293,750 shares of the Company’s Class A Stock held by it, to the acquisition of shares of Class B Stock by InnoHold (pursuant to the Merger Agreement), the assignment of an aggregate of 1,293,750 Sponsor Shares and 9,532,500 Sponsor Warrants from the Sponsor to the investors and lenders in the PIPE financing and Purple Debt transaction and the acquisition of shares of Class A Stock by the participants in the Coliseum Private Placement (pursuant to subscription agreements entered into in connection therewith).

In connection with the shareholder vote and closing of the business combination, shareholders representing 9,013,165 net shares elected to redeem their shares at the proportional value in the Trust Account of $10.05 representing redemptions of approximately $90,617,000. In addition:

●	Pursuant to a Tax Receivable Agreement entered into at the Closing, the Company will share tax savings resulting from (A) the amortization of the anticipated step-up in tax basis in Purple’s assets as a result of (i) the Business Combination and (ii) the exchange of the Class B Units and the Class B Stock received in connection with the Business Combination for shares of Class A Stock and (B) certain other related transactions with InnoHold, based on the timing of when those tax savings are realized as follows: tax savings attributable to the Purple equity held by the Company will be paid 80% to InnoHold and retained 20% by the Company.

●	Third party transaction expenses for the Business Combination were paid at the Closing.

●	To secure the payment of a certain portion of specified post-closing indemnification rights of the Company under the Merger Agreement, 500,000 shares of Class B Stock and 500,000 Class B Units otherwise issuable to InnoHold as Equity Consideration have been deposited in an escrow account for up to three years upon the Closing pursuant to a contingency escrow agreement.

●	Pursuant to the Sponsor Share Agreement (as defined below) and the Assignment Agreement (as defined below), the Sponsor: (a) forfeited 1,293,750 of its founder shares (or 33.3% of its 3,881,250 founder shares) and (b) subjected another 1,293,750 shares of Company common stock owned by it to vesting and forfeiture based on the common stock price performance of the Company over eight years following the consummation of the Business Combination. In connection with the PIPE financing, the Sponsor assigned to the investors an aggregate of 1,293,750 shares of Class A Stock, of which 646,874 shares are subject to vesting and forfeiture based on the common stock price performance of the Company over eight years following the consummation of the Business Combination.

In order to finance the business combination, the Company entered into financings agreements as follows:

Coliseum Private Placement (the “PIPE” investment) - On February 1, 2018 the company entered into a subscription agreement (the “Coliseum Subscription Agreement”) with Coliseum Capital Partners, L.P. (“CCP”) and Blackwell Partners LLC – Series A (“Blackwell” and, together with CCP, together the “Coliseum Investors”), pursuant to which CCP agreed to purchase from the Company 2,900,000 shares of Class A common stock of the Company at a purchase price of $10.00 per share and Blackwell agreed to purchase from the Company 1,100,000 shares of Class common stock of the Company at a purchase price of $10.00 per share (the “Coliseum Private Placement”). In addition, in connection with the PIPE financing the Sponsor agreed to assign an aggregate of 1,293,750 Sponsor Shares and 3,282,500 Sponsor Warrants to the Coliseum Investors.

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In connection with the Coliseum Private Placement and the Coliseum Credit Agreement, on February 2, 2018 the Sponsor, the Company, Continental Stock Transfer and Trust Company, Coliseum, Blackwell and Coliseum Co-Invest Debt Fund, L.P. (“CCDF”) entered into an Agreement to Assign Sponsor Warrants (the “Coliseum Warrant Assignment Agreement”), pursuant to which the Sponsor agreed to assign to the Coliseum Investors and CCDF an aggregate of 5,782,500 outstanding Sponsor Warrants (the “Coliseum Warrants”), including 3,282,500 warrants related to the Coliseum Private Placement and 2,500,000 warrants related to the Credit Agreement. See also below regarding assignment of certain warrants in connection with the Purple Debt agreement. Also in connection with the Coliseum Private Placement, on February 2, 2018 the Sponsor, the Company, Continental Stock Transfer and Trust Company, Coliseum and Blackwell entered into an Agreement to Assign Founder Shares (the “Founder Share Assignment Agreement”), pursuant to which the Sponsor agreed to assign to CCP and Blackwell an aggregate of 1,293,750 outstanding founder shares of the Company (the “Coliseum Founder Shares”), 646,874 of which will be subject to certain vesting conditions.

Coliseum Credit Agreement (the “Purple Debt” agreement) - On February 2, 2018, Purple LLC entered into a Credit Agreement (the “Credit Agreement”) with Coliseum Capital Partners, L.P. (“CCP”), Blackwell Partners LLC – Series A (“Blackwell”) and Coliseum Debt Fund, L.P. (together with CCP and Blackwell, the “Lenders”), pursuant to which the Lenders agreed to make a loan to Purple LLC in an aggregate principal amount of $25 million (the “Loan”). The Loan was closed and funded in connection with the Closing of the Business Combination on February 2, 2018. As part of the Credit Agreement, the Sponsor agreed to assign to the Lenders an aggregate of 2,500,000 Sponsor Warrants to purchase 1,250,000 shares of Class A Stock.

The Loan bears interest at 12% per annum and matures on February 2, 2023. Any pre-payments in the first year are subject to a make-whole payment, while pre-payments in years two through four are subject to certain pre- payment penalties. The Credit Agreement provides for certain remedies to the Lenders in the event of customary events of default. In connection with the Credit Agreement, pursuant to an Assignment Agreement by the PIPE investors, the lenders were assigned 2.5 million Sponsor Warrants to purchase 1.25 million shares of common stock. The estimated fair value of such warrants, approximately $1.2 million, is considered to be additional debt discount (in addition to the $1 million debt discount at closing) and additional paid in capital in the accompanying unaudited pro forma condensed balance sheet.

The Credit Agreement also provides for standard indemnification of the Lenders and contains representations, warranties and certain covenants of Purple LLC. In connection with the Credit Agreement, on February 2, 2018 the Company entered into a Parent Guaranty (the “Parent Guaranty”) pursuant to which the Company agreed to an unconditional guaranty of the payment of all obligations and liabilities of Purple LLC under the Credit Agreement.

2. Basis of Presentation

This transaction is between a public shell (GPAC) and an operating company (Purple). Purple’s parent, InnoHold, obtained voting control of GPAC. Although GPAC is the legal acquirer of Purple, InnoHold maintains control of Purple upon consummation of the transaction. Purple’s senior management comprise the senior management of the combined company and a majority of the directors of the company post-transaction are the previous investors in InnoHold and Purple or individuals identified by Purple for election to the Board. As such the net assets are being accounted for on a carryover basis with no goodwill or other intangible assets recorded. Operations prior to the merger will be those of Purple. This determination was primarily based on Purple comprising the majority ownership of the combined company, Purple senior management comprising the senior management of the combined company, and the fact that a majority of directors of the combined company will be the owners of Purple or individuals identified by Purple for election to the Board. The unaudited pro forma condensed combined balance sheet as of December 31, 2017 was derived from Purple’s audited balance sheet, and GPAC’s audited condensed balance sheet, as of December 31, 2017. The unaudited pro forma condensed combined balance sheet as of December 31, 2017 assumes that the Business Combination was completed on December 31, 2017.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 was derived from Purple’s audited statement of operations, and GPAC’s audited statement of operations for the year ended December 31, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 gives pro forma effect to the Business Combination and related financing and redemption transactions as if they had occurred on January 1, 2017, the beginning of the fiscal year presented.

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3. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustments to the unaudited combined pro forma balance sheet consist of the following.

a)	Reflects (i) the renaming of all of our outstanding Common Stock into 15,989,770 (4,841,767 after shares deemed redeemable) shares of Class A Stock, (ii) the restoration to capital of the 11,148,003 shares deemed redeemable at December 31, 2017 and (iii) the forfeiture of 1,293,750 Founder Shares.

b)	Reflects cash funding as follows: (i) the transfer of approximately $121.6 million from the Trust Account at December 31, 2017 to fund the transaction, (ii) the transfer of $0.403 million from the Trust Account to pay taxes, (iii) the issuance of 4,000,000 shares of class A common stock to investors in the $40 million PIPE financing, (iv) the issuance of $25 million in 12%, five year notes payable in the Purple Debt financing (net of $1 million of original issue discount, approximately $1.2 million of additional debt discount related to warrants assigned to the debt holders in connection with the debt, measured at an approximately 50% discount to the $0.94 trading price of the public warrants to reflect lack of marketability, and approximately 0.5 million of debt offering costs), (v) redemption of 9,013,165 shares of class A common stock by stockholders for approximately $90.6 million at approximately $10.05 per share and (vi) the repayment of $8.0 million of debt under the Wells Fargo facility with the proceeds of the Purple Debt.

c)	Reflects the consideration for the Business Combination payable as follows: (i) approximately $38.8 million in Cash Consideration to InnoHold and approximately $50.0 million to the working capital of Purple and (ii) Equity Consideration consisting of the issuance of 44,071,318 newly issued shares of Class B Stock and (iii) approximately 44,071,318 newly issued limited liability Class B Units, which, together with the Class B Stock, are exchangeable for approximately 44,071,318 shares of Class A Stock subject to adjustment after twelve months at the option of the holder. The Class B Units issued as part of the Equity Consideration will be non-voting common units of Purple entitled to share in the profits and losses of Purple and to receive distributions as and if declared by the board of managers of Purple. Purple intends to make tax distributions to the holders of the Class A Units and the Class B Units as necessary to enable these holders to pay their estimated income tax liabilities and may make any additional distributions to the holders of these units on a pro rata basis as the board of managers may determine. The Equity Consideration represents approximately 82.0% of the operations of the combined company and is treated as a non-controlling interest in the accompanying pro forma balance sheet as it is convertible at the option of the holder.

Also reflects the transfer of $50.0 million of cash in (i) above from the Company to the working capital of Purple (no net change to condensed combined cash) as a transfer from additional paid in capital of the Company to non-controlling interests.

The enterprise value was determined by the parties based on analyses performed by investment bankers retained by the parties in the context of the enterprise value of other companies in the industry and the historic and expected growth rate of Purple.

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The calculation of the “Merger Consideration,” “Cash Consideration” and “Equity Consideration” is as follows:

Merger Consideration; Equity Consideration:	$
- Enterprise Value	$500,000,000
- Adjustments:
●Debt assumed	(42,380,000)
●Cash at target at closing	26,812,000
●Purple transaction costs	(2,545,000)
- Merger Consideration	$481,887,000
- Less: Cash Consideration (below)	(38,801,000)
- Equity Consideration	$443,086,000
Class B Stock and Class B Units to be issued at $10.05	44,071,318
Ownership %	82.0%

Cash Consideration:
- Trust account at closing	$121,831,000
- Plus: PIPE financing, common stock	40,000,000
Purple cash	26,812,000
Operating cash	55,000
- Less:
- Redemptions	(90,617,000)
- Tax accrual and other reductions at closing	(93,000)
- Estimated Company transaction expenses	(6,642,000)
- Cash to balance sheet	(50,000,000)
Purple transaction expenses	(2,545,000)

Cash consideration	38,801,000

To secure the payment of certain liabilities accrued as of December 31, 2017, 500,000 shares of Class B Stock and 500,000 Class B Units otherwise issuable to InnoHold as Equity Consideration will be deposited in an escrow account. InnoHold will be entitled to exercise voting rights with respect to the Escrow Securities while they are held in the escrow account. The Class B Stock and Class B Units will be released from escrow at the earlier of 3 years from the closing of the transaction or the settlement of certain liabilities.

d)	Reflects the payment of transaction costs associated with the Business Combination which are estimated to be approximately $11.1 million in total for both parties, which includes approximately $7.3 million of Company transaction expenses (including deferred underwriting fees from GPAC’s initial public offering which are due upon consummation of the Business Combination and which was reduced by $1.740 million from $4 million to $2.26 million by agreement with the underwriter) and approximately $3.8 million of estimated Purple transaction costs. Transaction costs include $1 million of original issue discount on the Purple Debt and an estimated $0.5 million of debt issuance costs which are charged to the debt.

Such costs are then adjusted to eliminate the duplication that results from the approximately $1.654 million of costs that are already reflected in the individual December 31, 2017 financial statements of GPAC and Purple, aggregating approximately $0.69 million in accounts payable, $0.398 million in accrued liabilities and approximately $0.566 million paid in cash at December 31, 2017.

e)	Reflects other transaction effects including the elimination of (i) the accumulated deficit of GPAC ($1.827 million) and (ii) the elimination of the residual members’ deficit of Purple ($10.542 million), after reflecting the 82.0% non-controlling interest of GPAC.

f)	Reflects the deferred tax asset that results from the step-up, for tax purposes of certain assets of Purple plus the agreement under the Tax Receivable Agreement (approximately $10.057 million) and to record the liability to provide 80% of that tax benefit to InnoHold as additional purchase price (approximately $6.077 million). The tax impacts of the that deferred tax asset were estimated based on the estimated blended federal and state rate of tax (approximately 25%, which reflects the federal statutory rate of 21% and a blended statutory rate for state income taxes) that is expected to be in place when the deferred taxes tax asset is realized.

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g)	To adjust non-controlling interests to 82.0%, after excluding the effect of the $1.2 million debt discount from the assignment of the 2.5 million Sponsor warrants.

4. Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The notes and pro forma adjustments to the unaudited condensed combined pro forma statements of operations consist of the following:

a)	Elimination of costs of the Business Combination incurred, approximately $1,654 million, by both GPAC ($1.366 million) and Purple ($0.288 million).

b)	Elimination of interest income on the Trust Account, as well as interest expense on the related party notes, and related income tax expense.

c)	Reflects $3.54 million of interest and financing costs on the $25.0 million of Purple Debt including annual interest at 12% ($3.0 million) and $0.54 million of annual amortization of original issue discount ($1 million), amount assigned to warrants (approximately $1.2 million) and deferred financing costs (approximately $0.5 million). Also reflects the elimination of approximately $0.081 million of interest expense on the existing Wells Fargo credit facility that was drawn down in October and repaid at closing of the business combination.

d)	Reflects an income tax provision on the combined pro forma income at 38% reflecting the federal statutory rate of 35%, and a blended statutory rate for state income taxes, net of federal benefit, of 3%, applied to pre-tax income after deducting the approximately 82.0% non-controlling interest of the Class B Units. The tax impacts of the acquisition were estimated based on the applicable law in effect for the year ended December 31, 2017.

e)	Reflects (i) approximately 82.0% interest in the pro forma combined pre-tax loss of the Company representing the non-controlling interest of the Purple class B equity holders of approximately $5.7 million.

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5. Earnings per Share

The pro forma adjustments to the unaudited combined pro forma statements of operations earnings per share consist of the following:

a)	unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the historical GPAC weighted average number of shares outstanding of 4,962,000 basic shares, and17,689,000 diluted shares, for the year ended December 31, 2017, adjusted by: (i) 11,027,770 basic shares, and (1,699,230) diluted shares, to adjust the weighted average share amount to 15,989,770 at December 31, 2017, representing the total number of shares outstanding as of those dates inclusive of the shares that would no longer be subject to possible redemption as a result of the Business Combination, (ii) is redemption by shareholders of 9,013,165 shares upon consummation of the Business Combination, (iii) the issuance of 4,000,000 shares in connection with the PIPE financing and (iv) the forfeiture of 1,293,750 Founder Shares in connection with the Business Combination as follows:

Year ended December 31,
Basic earnings per share:	2017

Weighted average shares reported	4,962,000
Add: Redeemable IPO shares	11,027,770
subtotal - shares previously outstanding	15,989,770
Add (subtract):
Subtract: Shares redeemed by shareholders	(9,013,165)
Subtract: Shares forfeited by Sponsor	(1,293,750)
Add: Shares issued to PIPE investors	4,000,000
subtotal – net reduction in shares	(6,306,915)
Weighted average shares – Basic	9,682,855

Diluted earnings per share:	Year ended December 31, 2017

Weighted average shares reported	17,689,000
Adjust for IPO shares deemed: Redeemable and redeemed	(1,699,230)
subtotal - shares previously outstanding Add (subtract):	15,989,770
Subtract: Shares redeemed by shareholders	(9,013,165)
Subtract: Shares forfeited by Sponsor	(1,293,750)
Add: Shares issued to PIPE investors	4,000,000
subtotal – net reduction in shares	(6,306,915)
Weighted average shares – Diluted	9,682,855

The Company currently has 28,340,000 warrants outstanding to purchase up to a total of 14,170,000 shares. At the closing of the Business Combination, the Sponsor assigned 9,532,500 of its 12,815,000 Sponsor Warrants as follows: 3,282,500 warrants to the PIPE investors 2.500,000 warrants to the Lenders and 3,750,000 warrants to a backstop investor. Because the warrants are exercisable at per share amounts exceeding the current market price of Common Stock such Warrants are considered anti-dilutive and any shares that would be issued upon exercise of the warrants are not included in earnings per share. The approximately 44,071,318 shares of Class A Stock that are issuable upon exchange of the Class B Stock and Class B Units are not considered in the calculation of earnings per share because they are anti-dilutive.

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